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                                                                    Exhibit 10.2
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                                SECURED TERM NOTE

$4,694,804.11                                                      June 14, 2002
                                                           Boston, Massachusetts

     For value received, the undersigned, promises to pay to Boston Private Bank & Trust Company, a Massachusetts trust company ("Bank"), or order, at its office at Ten Post Office Square, Boston, Massachusetts 02109, or at such other place as may be designated in writing by the Bank, the principal sum of Four Million Six Hundred Ninety-Four Thousand Eight Hundred Four and 11/100ths ($4,694,804.11) Dollars, together with interest thereon in twenty (20) consecutive quarterly installments of principal, as follows: $234,740.20 on September 1, 2002 and the same amount (except the last installment which shall be the unpaid balance, together with interest thereon) on the first day of each December, March, June and September thereafter until this Note is fully paid. Interest on unpaid balances shall be payable monthly in arrears on the first day of each calendar month, commencing on the first day of the first month following funding of the loan evidenced hereby, at a fluctuating interest rate per annum equal to the Bank's Base Rate in effect from time to time minus one-half of one (.5%) percent. "Base Rate " shall mean the rate of interest announced by the Bank, from time to time as its "Base Rate", it being understood that such rate is a reference rate and not necessarily the lowest rate of interest charged by Bank. The rate of interest payable by the Borrower shall be changed effective as of that day on which a change in the Base Rate becomes effective. Interest shall be computed on the basis of a 360!day year, for the actual number of days elapsed. If this Note is not paid in full on the date of maturity or upon the exercise by the Bank of its rights in the event of an Event of Default under the Loan Agreement (as defined below), interest on unpaid balances shall thereafter be payable at a variable interest rate per annum equal to four (4%) percent above the applicable rate. If any payment or installment to be made hereunder, whether interest, principal or both, shall not be paid within ten (10) days of the date when due, then, in addition to interest and without limiting the Bank's rights by reason of such default, there shall be paid, upon demand, a late charge equal to five (5%) percent of any such payment or installment.

     At the option of the Bank, this Note shall become immediately due and payable without demand upon the occurrence at any time of (i) the failure to pay in full and within ten (10) days of the date when due any installment of principal or interest hereunder; or (ii) the occurrence and continuance of an Event of Default under the Loan Agreement between the undersigned and the Bank of even date (the "Loan Agreement").

     This Note may be prepaid, in whole or in part, without premium or penalty. Any partial prepayment(s) shall be applied in the inverse order of maturity.

     Any and all deposits or other sums at any time or times credited by or due from the Bank to, and all securities or other property in possession of the Bank, for safekeeping or otherwise and belonging to, any maker, endorser, or guarantor of this Note, are and shall be subject to a security interest in favor of the Bank to secure payment of this Note and the payment and performance of any and all other liabilities and obligations, direct or indirect, absolute or contingent, due or to become due or that may hereafter be contracted, of said respective maker, endorser or guarantor to the Bank. During the continuance of any of the foregoing Events of Default specified above or upon non-payment of this Note or any of such liabilities or obligations whenever due, and at any time or times thereafter, without any notice, except to the extent as notice may be required by applicable law, the Bank may sell or dispose of any or all such securities or other property and may exercise any and all of the rights accorded the Bank by the Massachusetts Uniform Commercial Code. Upon the occurrence and during the continuance of any of the foregoing events of default, the Bank may apply or set off such deposits or other

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sums. The provisions of this paragraph are cumulative to, and non-exclusive of, any other rights that the Bank has with respect to such deposits, sums, securities or other property under other agreements or applicable principles of laws. The Bank shall have no duty to take steps to preserve rights against prior parties as to such securities or other property.

     The undersigned agrees to pay all costs of collection including reasonable fees of attorneys.

     No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right of such Bank, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. Every one of the undersigned and every indorser or guarantor of this Note regardless of the time, order or place of signing waives presentment, demand, protest and notices of every kind (except as required by law) and assents to any one or more extensions or postponements of the time of payment or any other indulgences, to any substitutions, exchanges or releases of collateral if at any time there be available to the Bank collateral for this Note, and to the additions or releases of any other parties or persons primarily or secondarily liable.

     All rights and obligations hereunder shall be governed by the law of the Commonwealth of Massachusetts and this Note shall be deemed to be under seal.


WITNESS:                             CURIS, INC.


/s/ Brian T. Garrity _______________ By: /s/ Daniel R. Passeri _________________
Brian T. Garrity                         Daniel R. Passeri, President and
                                         Chief Executive Officer


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THIS NOTE IS SECURED PURSUANT TO A SECURITY AGREEMENT (PLEDGED COLLATERAL) OF
EVEN DATE.
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